Exhibit 10

This Termination Protection Agreement was signed by the following named executive officers of the registrant, as defined by Item 402(a)(3) of the Securities and Exchange Commission Regulations:

     R. B. Arkell      dated April 9, 1990
     D. L. Bowden      dated April 9, 1990
     D. C. Stibich     dated April 9, 1990

                                  Form of
                      TERMINATION PROTECTION AGREEMENT


     This Agreement ("this Agreement") is made as of the _____ day of ____________________, 1994, between LONGVIEW FIBRE COMPANY, a Washington corporation, with its principal offices at Longview, Washington (hereinafter called the "Company"), and ______________ (hereinafter called "Employee").

     It is made with reference to the following facts:

     A. The Board of Directors of the Company (the "Board") believes it imperative that the Company and the Board be able to rely upon Employee to continue in his position, and that they be able to receive and rely upon his advice as to the best interests of the Company and its shareholders, without concern that he might be distracted or his advice affected by the circumstances described in Section 1.3 below;

     B. Employee is willing to enter into this Agreement for the purposes and on the terms and conditions described herein;

     NOW, THEREFORE, the parties hereto agree as follows:

     1.  Definitions.

     1.1 "Approved Group" shall mean (a) any employee benefit plan of the Company or of any subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan or (b) any group which includes any member of the Founding Families if a majority of the shares of common stock of the Company beneficially owned by the members of such group (such beneficial ownership including the right to vote such shares) are beneficially owned by a member or members of the Founding Families.

     1.2 "Founding Families" shall mean any descendant of H. L. Wollenberg, M.
A. Wertheimer, G. B. Downing, or C. J. Schoo or the spouse of any such descendant, any trust or other arrangement for the benefit of any such descendant or the spouse of any such descendant or any charitable organization established by any such descendant or the spouse of such descendant.

     1.3 "Effective Date" shall mean the day preceding the first to occur of the following events (the "Change of Control Events"):

     (a) Any Person (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than the Approved Group or a broker, bank, or trust company holding common stock of the Company for the account of customers who are not members of a "group" (within the meaning of Section 13(d) of the Exchange Act), becoming the record or beneficial owner of 30% or more of any class of the Company's voting equity securities or the Approved Group sells substantially all of its stock in the Company to any Person other than the Company, as disclosed by the Company's stock records or in any other way, including, without limitation, any filing with the Securities and Exchange Commission or otherwise; or

     (b) Upon the purchase of 30% or more of any class of the Company's voting equity securities pursuant to any tender offer or exchange offer for shares of the Company's stock, other than one made by the Company or the Approved Group; or

     (c) Upon approval by the shareholders of the Company (or, if later, approval by the shareholders of a third party) of any merger, consolidation, reorganization or other transaction providing for the conversion or exchange of more than fifty percent (50%) of the outstanding shares of the Company's stock into securities of a third party, or cash, or property, or a combination of any of the foregoing.

     1.4  "Fiscal Year" shall mean the 12-month period ending on December 31.

     1.5 "Good Reason," when used with reference to a voluntary termination by Employee of his employment with the Company, shall mean:

     (a) The assignment to Employee of any duties inconsistent with, or the reduction of powers or functions associated with, his positions, duties, responsibilities and status with the Company immediately prior to the Effective Date, or any removal of Employee from or any failure to re-elect Employee to any positions or offices Employee held immediately prior to the Effective Date, except in connection with the termination of Employee's employment by the Company for Cause or for Disability, or the failure to maintain a working environment conducive to the performance of Employee's duties or the effective exercise of the powers or functions associated with Employee's position, responsibilities and status with the Company immediately prior to the Effective Date;

     (b) the failure by the Company to pay a monthly base salary at least equal to the then applicable Minimum Base Salary;

     (c) the Company's mandatory transfer of Employee to another geographic location, except for required travel on the Company's business to an extent substantially consistent with Employee's business travel obligations immediately prior to the Effective Date hereof;

     (d) the failure by the Company to continue in effect any employee benefit plan, program or arrangement (including, without limitation, employee benefit plans within the meaning of ERISA, but excluding any deferred compensation plan or incentive compensation plan) in which Employee was participating immediately prior to the Effective Date, provided that the Company may modify or terminate any of the above plans, programs or arrangements if it substitutes plans, programs or arrangements or modifies provisions thereof providing Employee with substantially comparable benefits; the taking of any action by the Company which would adversely affect Employee's participation in, or materially reduce Employee's benefits under any of such plans, programs or arrangements (or substitutes therefor) or deprive Employee of any material fringe benefit enjoyed by Employee immediately prior to the Effective Date, or the failure by the Company to provide Employee with thirty (30) paid vacation days per year in accordance with the Company's normal vacation policy in effect on the Effective Date;

     (e) the failure by the Company to obtain an assumption of the obligations of the Company to perform this Agreement by any successor to the Company; or

     (f) any attempted termination of Employee's employment by the Company during the Contract Period which is not effected pursuant to the requirements of this Agreement.

     1.6 "Contract Period" shall mean the period commencing on the Effective Date and ending on the third anniversary of the Effective Date.

     1.7 "Disability" shall mean a physical or mental incapacity of Employee which entitles Employee to commence the receipt of benefits under the long-term disability plan maintained by the Company.

     1.8 "Cause," when used in connection with the termination of Employee's employment by the Company, shall mean (a) the willful and continued failure by Employee substantially to perform his duties and obligations to the Company (other than any such failure resulting from any illness, sickness or physical or mental incapacity) which failure continues after the Company has given written notice thereof to Employee or (b) the willful engaging by Employee in misconduct which is significantly injurious to the Company, monetarily or otherwise. For purposes of this definition, no act, or failure to act, on Employee's part shall be considered "willful" unless done, or omitted to be done, by Employee in bad faith and without reasonable belief that his action or omission was in the best interests of the Company.

     1.9 "Without Cause," when used in connection with the termination of Employee's employment by the company, shall mean any termination of employment of Employee by the Company which is not a termination of employment for Cause or for Disability.

     1.10 "Termination Date" shall mean the effective date as provided in this Agreement for the termination of Employee's employment.

     1.11 "Minimum Base Salary" shall mean, at any given time during the Contract Period, salary at an annual rate equal to Employee's annual rate of salary on the Effective Date, payable monthly, increased by 10% per annum compounded annually on each anniversary of the Effective Date.

     2. Scope of Agreement. This Agreement shall apply with respect to any termination of employment of Employee which occurs during the Contract Period. It shall not apply to any termination of employment of Employee which occurs other than during the Contract Period. Except as otherwise provided herein in respect of payments to beneficiaries, this Agreement shall terminate automatically upon the death of Employee.

     3. Termination of Employment of Employee By the Company During the Contract Period.

         3.1 General. During the Contract Period, the Company shall have the right to terminate Employee's employment hereunder for Cause, for Disability or Without Cause upon following the procedures hereinafter specified.

         3.2 For Disability. Termination of Employee's employment for Disability shall become effective on the date that disability benefits, payable to Employee in an amount equal to at least sixty-five (65%) percent of Employee's then Minimum Base Salary commence under any long-term disability plan maintained by the Company or on such later date as the Company may specify in a written notice to the Employee.

         3.3 For Cause. Termination of Employee's employment for Cause shall become effective five (5) days after a written notice of intent to terminate Employee's employment, specifying the particulars of the conduct of Employee forming the basis for such termination, is given to Employee by the Board.

         3.4 Without Cause. The Company shall have the absolute right to terminate Employee's employment Without Cause at any time. Termination of Employee's employment Without Cause shall be effective five (5) business days after the date of the giving to Employee by the Board of a written notice of termination, specifying that such termination is Without Cause.

        3.5 Effect of Termination. Upon a termination of Employee's employment for Cause, Employee shall have no right to receive any compensation or benefits hereunder. Upon a termination of Employee's employment Without Cause, Employee shall be entitled to receive the compensation and benefits provided in Section 5 hereof. Upon a termination of Employee's employment for Disability as provided in 3.2, Employee shall have no right to receive any compensation or benefits hereunder.

     4. Termination of Employment by Employee During Contract Period. During the Contract Period, the Employee shall be entitled to terminate his employment with the Company. The Employee shall give the Company written notice of voluntary termination of employment, which notice need specify only Employee's desire to terminate his employment and, if such termination is for Good Reason, set forth in reasonable detail the facts and circumstances claimed by Employee to constitute Good Reason. Any notice by Employee pursuant to this Section shall be effective thirty (30) days after the date it is given by Employee or on such earlier date after the Company's receipt of the notice as the Company may specify. If such termination is for Good Reason, Employee shall be entitled to receive the compensation and benefits in Section 5 hereof. If such termination is for other than Good Reason, Employee shall have no right to receive any compensation and benefits hereunder other than Employee's Minimum Base Salary and accrued vacation through his termination date.

    5. Benefits Upon Termination by the Company Without Cause or by Employee for Good Reason. Upon the termination of the employment of Employee by the Company pursuant to Section 3.4 or by Employee for Good Reason pursuant to
Section 4 hereof, Employee shall be entitled to receive the following compensation and benefits:

         5.1 The Company shall continue to pay monthly to Employee for the remainder of the Contract Period an amount equal to the Minimum Base Salary payable; provided, however, that the Company's obligation hereunder shall be reduced to the extent of any compensation the Employee receives from another source for services rendered during the remainder of the Contract Period.

         5.2 The Company shall also pay to Employee all legal fees and expenses as incurred by Employee as a result of such termination of employment (including all such fees and expenses, if any, as incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided to Employee by this Agreement).

         5.3 The Company shall maintain in full force and effect for Employee's continued benefit until the earliest to occur of (a) the end of the Contract Period, (b) Employee's commencement of full-time employment with a new employer, all life insurance, medical, health, dental and accident, and disability plans, programs or arrangements in which Employee was entitled to participate immediately prior to the Termination Date, provided that Employee's continued participation is practicable under the general terms and provisions of such plans, programs or arrangements. If Employee's participation in any such plan, program or arrangement is not practicable, the Company shall arrange to provide Employee with benefits substantially similar to those which Employee is entitled to receive under such plans, programs or arrangements or compensation on an after-tax basis sufficient for the Employee to purchase such benefits.

         5.4 The Company shall pay to Employee (or his beneficiary upon his death) the excess, if any, of:

         (a) the benefit Employee (or his beneficiary, as the case may be) would have been entitled to receive under the Employee's Pension Plan of Longview Fibre Company as in effect on the Effective Date, determined as though he were vested and on the assumptions that he remained an employee of the Company until the earlier of the end of the Contract Period or his death, at an annual rate of compensation equal to the Compensation (as defined in said plan and trust) earned by Employee for the calendar year preceding the Termination Date; over

         (b) the benefit actually payable to Employee (or such beneficiary, as the case may be) under such Plan.

Such excess benefit shall be payable and determined in accordance with the provisions, rules and assumptions of such Pension Plan, but shall be actually paid from the general assets of the Company.

         5.5 In no event shall all payments or the value of all benefits under this Section 5 exceed three times Employee's average annual income for services rendered to Company for the five calendar years preceding the commencement of the Contract Period (if Employee was employed for fewer than five years by Company, then the average will be for such fewer years).

         5.6 Except as specifically provided herein, the amount of any compensation or benefits provided for in this Section 5 shall not be subject to mitigation by Employee being required to seek other employment or otherwise.

     6.  Successors; Binding Agreement.

         6.1 The Company will require any successor or successors (whether direct or indirect, by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the business and/or assets of the Company, upon or prior to such succession, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. A copy of such assumption and agreement shall be delivered to Employee promptly after its execution by the successor. Failure of the Company to obtain such agreement upon or prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Employee to benefits from the Company in the same amounts and on the same terms as Employee would be entitled hereunder if Employee terminated his employment for Good Reason. For purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Termination Date. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 6.1 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         6.2 This Agreement is personal to Employee and Employee may not assign or transfer any part of his rights or duties hereunder, or any compensation due to Employee hereunder, to any other person, except that this Agreement shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees or beneficiaries.

     7. Modification; Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Employee and by the Chief Executive Officer of the Company or such other director or officer as may be specifically designated by the Board. Waiver by any party of any breach of or failure to comply with any provision of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other breach of, or failure to comply with, any other provision of this Agreement.

     8.  Arbitration of Disputes.

         8.1 Any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation or validity hereof shall be settled exclusively and finally by arbitration. It is specifically understood and agreed that any disagreement, dispute or controversy which cannot be resolved between the parties, including, without limitation, any matter relating to the interpretation of this Agreement, may be submitted to arbitration irrespective of the magnitude thereof, the amount in controversy or whether such disagreement, dispute or controversy would otherwise be considered justiciable or ripe for resolution by a court or arbitral tribunal.

         8.2 The arbitration shall be conducted in accordance with the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA").

         8.3 The arbitral tribunal shall consist of one arbitrator. The parties to the arbitration jointly shall directly appoint such arbitrator within thirty (30) days of initiation of the arbitration. If the parties shall fail to appoint such arbitrator as provided above, such arbitrator shall be appointed by the AAA as provided in the Arbitration Rules and shall be a person who (a) maintains his principal place of business in the State of Washington; and (b) has had substantial experience in business transactions. The Company shall pay all of the fees, if any, and expenses of such arbitrator.

         8.4 The arbitration shall be conducted in Longview, Washington, or in such other city in the United States of America as the parties to the dispute may designate by mutual written consent.

         8.5 At any oral hearing of evidence in connection with the arbitration, each party thereto or its legal counsel shall have the right to examine its witnesses and to cross-examine the witnesses of any opposing party.
 No evidence of any witness shall be presented in written form unless the opposing party or parties shall have the opportunity to cross-examine such witness, except as the parties to the dispute otherwise agree in writing or except under extraordinary circumstances where the interests of justice require a different procedure.

         8.6 Any decision or award of the arbitral tribunal shall be final and binding upon the parties to the arbitration proceeding. The parties hereto hereby waive to the extent permitted by law any rights to appeal or to seek review of such award by any court or tribunal. The parties hereto agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction.

         8.7 Nothing herein contained shall be deemed to give the arbitral tribunal any authority, power, or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.

     9. Payment Obligations Absolute. The Company's obligation to pay Employee the amounts provided for hereunder and to make the arrangements provided for hereunder shall be absolute and unconditional and shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Company may have against Employee or anyone else. All amounts payable by the Company hereunder shall be paid without notice or demand. Except as expressly provided herein, the Company waives all rights which it may now have or may hereafter have conferred upon it, by statute or otherwise, to terminate, cancel or rescind this Agreement in whole or in part. Subject to the right of the Company to seek arbitration under Section 8 and recover any payment made hereunder, each and every payment made hereunder by the Company shall be final and the Company will not seek to recover all or any part of such payment from Employee or from whomsoever may be entitled thereto, for any reason whatsoever.

     10. Notice. All notices, requests, demands and other communications required or permitted to be given by either party to the other party by this Agreement (including, without limitation, any notice of termination of employment and any notice under the Arbitration Rules of an intention to arbitrate) shall be in writing and shall be deemed to have been duly given when delivered personally or received by certified or registered mail, return receipt requested, postage prepaid, at the address of the other party as follows:

     If to the Company, to:

       Longview Fibre Company
       Corporate Secretary
       P. O. Box 639
       Longview, WA 98632

     If to the Employee, to:





Either party hereto may change its address, for purposes of this Section 10, by giving fifteen (15) days prior notice to the other party hereto.

     11. Severability. If any term or provision of this Agreement or the application hereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     12. Headings. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of this Agreement.

     13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original.

     14. Governing Law. This Agreement shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of Washington.

     15. Payroll and Withholding Taxes. All payments to be made or benefits to be provided hereunder by the Company shall be subject to reduction for any applicable payroll related or withholding taxes.

     16. Entire Agreement. This Agreement supersedes any and all other oral or written agreements heretofore made relating to the subject matter hereof and constitutes the entire agreement of the parties relating to the subject matter hereof; provided, that this Agreement shall not supersede or limit or in any way affect any rights Employee may have under any other Company employee benefit plan, program or arrangement (including, without limitation, any pension, life insurance, medical, dental, health, vacation, accident and disability plans, programs and arrangements).

     17. Effectiveness. This Agreement shall become effective on the Effective Date.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                             EMPLOYEE



                             LONGVIEW FIBRE COMPANY


                             By \s\ R. P. Wollenberg
                                 R. P. Wollenberg
                                 President